UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2009

Franklin Electronic Publishers, Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13198	22-2476703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Franklin Plaza, Burlington, New Jersey	08016-4907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609)386-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On February 18, 2009, the Board of Directors of Franklin Electronic Publishers, Incorporated (the “Registrant”) approved an amendment (the “Amendment”) to the Registrant’s by-laws, as amended (the “By-laws”). Section 3-15 was added to the By-laws to state that a shareholder must give notice of any business, including nominations of persons to the Registrant’s Board of Directors, proposed to be brought before annual meetings of shareholders not less than 90 days and not more than 120 days prior to the anniversary date of the Registrant’s annual meeting of shareholders in the immediately preceding year or, in the case of a special meeting of shareholders, not less than 90 days and not more than 120 days prior to the date of the Registrant’s special meeting of shareholders, and to outline applicable information requirements and procedures for the shareholder request. Section 3-15 further provides that shareholders continue to be entitled to the benefits of, and must also comply with all applicable requirements of, the Securities Exchange Act of 1934, as amended.

The above description of the Amendment is a summary and is qualified in its entirety by the Amendment filed hereto as Exhibit 3.1, the text of which is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

3.1	Amendment to Bylaws

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin Electronic Publishers, Incorporated

Date: February 24, 2009	By:	/s/ Frank A. Musto
	Name:	Frank A. Musto
	Title:	Vice President, Chief Financial Officer